Exhibit (c)(3)

CONFIDENTIAL

PRELIMINARY PRESENTATION REGARDING:

Project M

Preliminary Valuation Analysis

May 3, 2005

Table of Contents

1	Situation Update

2	Preliminary Financial Analysis of M

3	Preliminary LBO Analysis

PRELIMINARY VALUATION ANALYSIS / May 3, 2005

1	Situation Update

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	3

Situation Update

Overview of Situation

•	Since Apollo’s initial offer of $26.50 on 3/14/05, M’s stock price has declined from $23.03 to $14.50 on 5/2/05, a decline of 37.0%

•	The service center comparables[1] have declined 26.7% over the same period

Prior to	3/14/05		5/2/05
	Price	Premium	Price	Premium
1-Day	$23.00	15.2%	$14.64	81.0%
1-Week	$24.88	6.5%	$16.87	57.1%
1-Month	$18.42	43.9%	$20.23	31.0%
3-Months	$17.56	50.9%	$18.43	43.8%
6-Months	$16.28	62.7%	$19.07	39.0%

[1]	Composed of Novamerican Steel, Olympic Steel, Reliance Steel & Aluminum, Russel Metals and Ryerson Tull.

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	4

Situation Update

Comparable Company Trading Summary

Company	Price		%Change	FV / EBITDA 2/28/05				FV/ EBITDA 5/2/05
	2/28/05	5/2/05		CY04		CY05		LTM		CY05		CY06
M	$24.37	14.50	(40.5%)	4.5	x	6.0	x	3.1	x	4.6	x	5.1	x
EMJ	NA	$7.19	NA	NA		NA		5.3	x	3.0	x	NA
Novamerican	$88.00	36.43	(58.6%)	7.6	x	10.5	x	3.5		5.2		7.0	x
Olympic Steel	25.44	14.39	(43.4%)	3.3		NA		2.1		2.2		NA
Reliance Steel	45.70	37.91	(17.0%)	5.5		6.7		4.4		5.1		6.6
Russel Metals	18.29	11.55	(36.9%)	3.6		6.8		3.0		5.0		6.2
Ryerson Tull (1)	14.35	10.50	(26.8%)	6.7		NA		6.0		NA		NA

Median			(36.9%)	5.5	x	6.8	x	4.0	x	5.0	x	6.6	x
Mean			(36.5%)	5.3	x	8.0	x	4.0	x	4.1	x	6.6	x

[1]	Ryerson Tull numbers are pro forma as of 9/30/04, as per their 8.25% Senior Notes offering prospectus

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	5

Situation Update

Comparable Company Trading Analysis – Since Bid Date

•	Since March 14, 2005, only Novamerican has decreased more than M

•	Each comparable company has underperformed the S&P 500

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	6

Situation Update

Comparable High Yield Trading Analysis

•	Broad High Yield Index has seen a substantial increase in yields

•	Bonds of steel companies have experienced similar increases in yields

Steel Comps Index includes the high yield transactions for both processors/service centers and producers, listed on the next page

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	7

Situation Update

High Yield Comparable Analysis

(Figures in millions)

($ in millions)					LTM			As of 12/7/04						As of 3/11/05			As of 4/28/05
Issuer	Issue	Principal	Maturity	Current Rating	Sales	EBITDA	EBITDA Margin	Price		YTW		Spread		Price	YTW	Spread	Price	YTW	Spread	Sr. Sec. Debt/ EBITDA	Total Debt/ EBITDA
Steel Processors/Service Centers
Ryerson Tull	8.25% Senior Unsecured Notes	$150.0	2011	B2/B	$3,302.0	$116.2	3.52%	100.000	(1)	8.25	%(1)	435	(1)	95.000	9.26%	510	87.000	11.06%	712	3.2x	4.5x
Aleris-IMCO Recycling (2)	10.375% Senior Secured Notes	208.0	2015	B2/B	2,271.3	116.9	5.15%	110.375		7.76%		422		113.750	6.39%	253	109.750	7.75%	382	2.5x	3.5x
	9.000% Senior Unsecured Notes	125.0	2014	B3/B-				102.250		8.60%		464		107.125	7.75%	335	101.875	8.66%	460
Russel Metals (3)	6.375% Senior Unsecured Notes	175.0	2014	Ba3/BB-	2,418.6	342.2	14.15%	100.625		6.26%		240		101.500	6.11%	207	96.000	6.99%	275	0.1x	0.7x
Jorgensen Earle M. Co	9.750% Senior Secured Notes	250.0	2012	B2/B	1,474.7	139.9	9.49%	112.500		7.53%		363		111.500	6.30%	273	105.875	8.31%	429	0.7x	2.5x

								Mean		7.54%		372		Mean	7.16%	316	Mean	8.55%	452	1.6x	2.8x

Steel Producers
AK Steel	7.750% Senior Unsecured Notes	$550.0	2012	B1/B+	$5,217.3	$457.3	8.77%	102.625		7.65%		352		103.000	7.21%	299	93.500	9.01%	513	0.2x	2.4x
	7.875% Senior Unsecured Notes	450.0	2009	B1/B+	—	—	—	103.750		NM		NM		102.375	6.54%	303	94.125	9.76%	607	—	—
Algoma Steel (4)	11.000% Senior Secured Notes	125.0	2009	NR/NR	1,803.1	597.2	33.12%	110.625		5.64%		305		109.000	6.18%	304	107.000	8.19%	459	0.5x	0.5x
California Steel	6.125% Senior Unsecured Notes	150.0	2014	Ba2/BB-	1,257.0	236.1	18.78%	99.625		6.18%		205		99.000	6.27%	173	94.500	6.96%	271	0.0x	0.7x
Gerdau AmeriSteel	10.375% Senior Unsecured Notes	405.0	2011	Ba3/BB-	3,009.9	449.5	14.94%	116.500		5.43%		237		114.750	5.73%	207	112.000	6.59%	293	0.3x	1.2x
International Steel Group	6.500% Senior Unsecured Notes	600.0	2014	Ba2/BB	9,015.9	944.4	10.47%	106.250		5.63%		149		103.500	5.99%	152	97.500	6.88%	269	0.2x	0.9x
IPSCO	8.750% Senior Unsecured Notes	200.0	2013	Ba2/BB	2,452.7	731.2	29.81%	113.625		5.55%		229		113.000	5.53%	161	112.000	5.76%	199	0.0x	0.6x
Ispat Inland Inc.	9.750% First Mortgage Notes	650.0	2014	Baa1/BBB+	3,157.6	635.2	20.12%	117.750		6.02%		258		119.500	5.41%	148	112.875	7.03%	315	1.6x	1.6x
	L + 675 bps Floating Rate Notes	150.0	2010	Baa1/BBB+	—	—	—	108.125		NA		NA		109.000	NA	NA	107.250	NA	NA	—	—
Oregon Steel Mills, Inc.	10.000% First Mortgage Notes	305.0	2009	B1/B	1,184.5	240.6	20.31%	110.125		6.19%		341		112.000	4.30%	125	107.875	7.71%	391	1.3x	1.3x
Steel Dynamics	9.500% Senior Unsecured Notes	300.0	2009	Ba2/BB	2,144.9	591.7	27.58%	109.500		5.31%		265		109.000	4.98%	177	106.625	6.86%	324	0.3x	0.8x
US Steel	10.750% Senior Unsecured Notes	535.0	2008	Ba2/BB	13,969.0	1,823.0	13.05%	114.25		5.33%		231		113.50	5.23%	155	109.000	7.56%	387	0.4x	0.8x
	9.750% Senior Unsecured Notes	450.0	2010	Ba2/BB	—	—	—	117.875		5.29%		200		117.625	5.01%	108	110.000	6.68%	302	—	—

								Mean		5.84%		252		Mean	5.70%	193	Mean	7.42%	361	0.5x	1.1x
								Median		5.63%		237		Median	5.63%	167	Median	6.99%	320	0.3x	0.8x

(1)	At issue on December 13, 2004; not included in calculation of mean.

(2)	Pro forma for acquisition of Commonwealth Industries, Inc.

(3)	Russel financials in Canadian Dollars.

(4)	Algoma financials in Canadian Dollars.

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	8

Situation Update

Case Study: Earle M. Jorgensen Initial Public Offering

•	On March 30, 2005 the Company filed its red herring with an offering size of 20,000,000 shares and a range of $14.00 - $16.00

•	On April 14, 2005 the Company re-filed with an offering size of 20,000,000 shares and a range of $11.00 - $13.00

•	On April 14, 2005, Earle M. Jorgensen (“EMJ”) completed its IPO of 17.6 million shares at $10.00 per share

•	Transaction priced at a time of negative press regarding the steel industry

•	Stock opened at $9.00 and has continued to trade below the offering price

•	Currently at $7.19, a decrease of 28.1% from the opening price

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	9

2	Preliminary Financial Analysis of M

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	10

Preliminary Financial Analysis of M

Overview of Financial Results

(Figures in millions)

Source: Public filings and management estimates.

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	11

Preliminary Financial Analysis of M

Analysis at Various Prices

(Figures in millions, except per share data)

M Offer Price	$14.50	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00	$26.50
Premium to Current Price at 5/2/05	0.0%	37.9%	44.8%	51.7%	58.6%	65.5%	72.4%	82.8%
Implied M Equity Value	$300.1	$422.0	$446.7	$471.5	$496.2	$521.0	$545.7	$582.8
Plus: Debt, Preferred & MI @3/31/05	278.4	278.4	278.4	278.4	278.4	278.4	278.4	278.4
Less: Cash @ 3/31/05	(14.3)	(14.3)	(14.3)	(14.3)	(14.3)	(14.3)	(14.3)	(14.3)

Implied M Enterprise Value	$564.2	$686.1	$710.8	$735.6	$760.3	$785.1	$809.8	$846.9

		Financial Statistic	Implied Enterprise Value as a Multiple of M
EBITDA	LTM @ 3/31/05	$180.5	3.1	x	3.8	x	3.9	x	4.1	x	4.2	x	4.3	x	4.5	x	4.7	x
	2005E	123.0	4.6		5.6		5.8		6.0		6.2		6.4		6.6		6.9
	3 Year Avg.	67.0	8.4		10.2		10.6		11.0		11.3		11.7		12.1		12.6
	5 Year Avg.	58.2	9.7		11.8		12.2		12.6		13.1		13.5		13.9		14.6
EBIT	LTM @ 3/31/05	$178.0	3.2	x	3.9	x	4.0	x	4.1	x	4.3	x	4.4	x	4.5	x	4.8	x
	2005E	118.1	4.8		5.8		6.0		6.2		6.4		6.7		6.9		7.2

			Implied Equity Value as a Multiple of M
EPS	2005E	$3.25	4.5	x	6.2	x	6.5	x	6.8	x	7.1	x	7.4	x	7.7	x	8.2
	2006E	2.88	5.0		6.9		7.3		7.6		8.0		8.3		8.7		9.2

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	12

Preliminary Financial Analysis of M

Preliminary Valuation Summary

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	13

Preliminary Financial Analysis of M

Preliminary Valuation Detail

(Figures in millions, except per share data)

Cash @ 3/31/05	$14.3
Debt @ 3/31/05	278.4
Fully Diluted Shares	20.7

Comparable Companies Analysis - As Reported

	Financial Statistic	Selected Multiple Range				Enterprise Value		Equity Value		Per Share Amount
		Low		High		Low	High	Low	High	Low	High
LTM EBITDA @ 3/31/05	$180.5	3.0	x	5.3	x	$541.6	$950.7	$277.5	$686.6	$13.41	$33.17
2005E EBITDA	123.0	3.0		5.1		549.9	912.0	285.8	647.9	13.81	31.30
2006E EBITDA	109.9	6.3		6.8		686.9	741.9	422.8	477.8	20.43	23.08

								Reference Range		$15.88	$29.19

Precedent Transactions Analysis

	Financial Statistic	Selected Multiple Range				Enterprise Value		Equity Value		Per Share Amount
		Low		High		Low	High	Low	High	Low	High
LTM EBITDA @ 3/31/05	$180.5	4.4	x	7.8	x	$800.8	$1,413.2	$536.7	$1,149.1	$25.93	$55.52

								Reference Range		$25.93	$55.52

Premiums Paid Analysis

	Financial Statistic (1)	Premium Range (2)		Enterprise Value		Equity Value		Per Share Amount
		Low	High	Low	High	Low	High	Low	High
Current Price	$14.50	7.2%	37.9%	$585.9	$678.1	$321.8	$414.0	$15.55	$20.00

						Reference Range		$15.55	$20.00

Discounted Cash Flow Analysis

	Discount Rate		EBITDA Exit Multiple				Equity Value		Per Share Value
	Low	High	Low		High		Low	High	Low	High
Assumptions	8.0%	10.0%	5.0	x	6.5	x	$389.3	$557.0	$18.81	$26.91

							Reference Range		$18.81	$26.91

[1]	Closing price for M on 5/2/05.

[2]	Range represents 25th to 75th percentile of premiums paid in transactions since 1/15/2001 with transaction value of $500 million to $1 billion.

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	14

Preliminary Financial Analysis of M

Service Center Comparables

(Figures in thousands, except per share data)

As Reported Company Analysis as of May 2, 2005

	Price 5/2/2005	52 - Week		Price in Range	Market Value	Firm Value	Firm Value / EBITDA						Primary Inventory Accounting Method
Company		High	Low				LTM		CY 2005E		CY 2006E
M	$14.50	$25.85	$11.50	20.9%	$300,118	$564,218	3.1	x	4.6	x	5.1	x	FIFO
Earle M. Jorgensen	7.19	9.68	7.19	—%	395,705	736,693	5.3		3.0		NA		LIFO
Novamerican	36.43	90.27	17.60	25.9%	373,330	461,895	3.5		5.2		7.0		Average Cost
Olympic Steel	14.39	30.30	10.80	18.4%	153,110	239,747	2.1		2.2		NA		Specific Indentification
Reliance Steel & Aluminum	37.91	47.53	31.76	39.0%	1,262,871	1,667,447	4.4		5.1		6.6		LIFO
Russel Metals	11.55	14.96	6.81	58.2%	587,355	790,361	3.0		5.0		6.2		Average Cost
Ryerson Tull	10.50	17.88	10.22	3.7%	268,200	1,352,800	6.0		NA		NA		LIFO
High				58.2%	$1,262,871	$1,667,447	6.0	x	5.2	x	7.0	x
Median				22.2	384,517	763,527	4.0		5.0		6.6
Mean				24.2	506,762	874,824	4.0		4.1		6.6
Low				—	153,110	239,747	2.1		2.2		6.2

As Reported Company Analysis as of February 28, 2005

	Price 2/28/2005	52 - Week		Price in Range	Market Value	Firm Value	Firm Value / EBITDA						Primary Inventory Accounting Method
Company		High	Low				CY 2004E		CY 2005E		3 Yr Avg
M	$24.37	$24.61	$11.50	98.2%	$529,033	$787,033	4.5	x	6.0	x	6.1	x	FIFO
Novamerican	88.00	89.16	14.50	98.4%	916,676	968,014	7.6		10.5		4.7		Average Cost
Olympic Steel	25.44	30.30	9.24	76.9%	276,047	362,684	3.3		NA		8.9		Specific Indentification
Reliance Steel & Aluminum	45.70	46.37	29.25	96.1%	1,522,415	1,953,542	5.5		6.7		9.9		LIFO
Russel Metals	18.29	18.78	8.11	95.4%	748,112	951,118	3.6		6.8		4.8		Average Cost
Ryerson Tull	14.35	17.88	11.18	47.3%	372,740	1,457,340	6.7		NA		8.9		LIFO
High				98.4%	$1,522,415	$1,953,542	7.6	x	10.5	x	9.9	x
Median				95.4	748,112	968,014	5.5		6.8		8.9
Mean				82.8	767,198	1,138,539	5.3		8.0		7.5
Low				47.3	276,047	362,684	3.3		6.7		4.7

[1]	Ryerson Tull numbers are pro forma as of 9/30/04, as per their 8.25% Senior Notes offering prospectus

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	15

Preliminary Financial Analysis of M

Precedent Transactions Analysis

Date	Target	Acquiror	Transaction Value ( $M)	TEV / EBITDA		5-Yr Avg.
10/26/04	Integris Metals	Ryerson Tull Inc	$660.0	7.8	x	NA
08/01/04	Decatur (Worthington)	Nucor Corp	118.6	7.8		NA
06/11/03	Precision Strip	Reliance Steel & Aluminum	246.0	5.4		NA
04/15/03	Leroux Steel, Inc.	Russel Metals	127.3	NA		NA
09/23/98	Ryerson Tull	Inland Steel Industries (1)	681.9	4.4		4.8
07/07/98	Chatham Steel, Corp	Reliance Steel & Aluminum	98.2	NA		NA

High	7.8	x
Median	6.6	x
Mean	6.4	x
Low	4.4	x

[1]	Inland acquired the 13% of Ryerson Tull it did not previously own; valuation represents 100% of Ryerson Tull.

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	16

Preliminary Financial Analysis of M

Premiums Paid Analysis

•	Premiums paid analysis includes 42 transactions since January 15, 2001

•	Target transaction value between $500 million to $1 billion

•	Includes all cash deals

•	Includes only domestic transactions

	Premium Prior to Announcement
Statistic	1-Day	1-Week	4-Weeks
High	65.7%	70.0%	92.1%
75th Percentile	37.9	34.0	44.4
Median	23.0	21.8	26.8
25th Percentile	7.2	9.1	13.5
Low	(20.3)	(20.3)	(14.6)

Mean	22.2%	24.1%	31.3%

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	17

Preliminary Financial Analysis of M

Preliminary Discounted Cash Flow Analysis

(Figures in millions, except per share data)

	Actual	Projected
Fiscal Year End 12/31	2004	2005	2006	2007	2008	2009
Revenues	$1,509.8	$1,731.6	$1,647.1	$1,655.8	$1,695.2	$1,750.6
EBITDA	180.7	123.0	109.9	108.3	108.4	118.5
Less: Depreciation & Amortization	(2.0)	(4.9)	(8.0)	(11.0)	(14.0)	(17.0)

EBIT	178.7	118.1	101.9	97.3	94.4	101.5
Less: Income Taxes @ 38.5%	(68.8)	(45.4)	(39.2)	(37.5)	(36.3)	(39.1)

Unlevered After-Tax Income	109.9	72.6	62.7	59.9	58.1	62.4
Plus: Depreciation & Amortization	2.0	4.9	8.0	11.0	14.0	17.0
Less: Capital Expenditures	(17.4)	(22.8)	(30.0)	(30.0)	(30.0)	(30.0)
Less: Working Capital Investment	(286.9)	99.5	26.6	(1.8)	13.9	(13.8)

Free Cash Flow	($192.4)	$154.2	$67.2	$39.0	$55.9	$35.7

Terminal Value Based on EBITDA Multiple

Exit Multiple in Year 5 (2009)		5.00 x EBITDA			5.75 x EBITDA			6.50 x EBITDA
		8.0%	9.0%	10.0%	8.0%	9.0%	10.0%	8.0%	9.0%	10.0%

Discounted Free Cash Flows 2005 - 2009		$296.8	$291.0	$285.4	$296.8	$291.0	$285.4	$296.8	$291.0	$285.4
Discounted Terminal Value		403.3	385.2	368.0	463.8	442.9	423.2	524.3	500.7	478.4

Enterprise Value		700.1	676.2	653.4	760.6	734.0	708.6	821.1	791.7	763.8
Less: Debt, Preferred & Minority Interest		(278.4)	(278.4)	(278.4)	(278.4)	(278.4)	(278.4)	(278.4)	(278.4)	(278.4)
Plus: Cash		14.3	14.3	14.3	14.3	14.3	14.3	14.3	14.3	14.3

Implied Equity Value		$436.0	$412.1	$389.3	$496.5	$469.9	$444.5	$557.0	$527.6	$499.7

Shares Outstanding	20.7

Equity Value Based on EBITDA Multiple

	EBITDA Terminal Multiple
Discount Rate	5.00x	5.75x	6.50x
8.0%	$21.07	$23.99	$26.91
9.0%	$19.91	$22.70	$25.49
10.0%	$18.81	$21.48	$24.14

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	18

3	Preliminary LBO Analysis

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	19

Preliminary LBO Analysis

LBO IRR Analysis

Equity Contribution: 20.0% Minimum; 3.75x Max Leverage

Price	$20.00		$21.00		$22.00		$23.00		$24.00		$25.00		$26.50
5-Year IRR	21.1%		18.6%		16.1%		13.5%		10.8%		8.1%		3.9%
Equity %	20.3%		20.4%		20.4%		20.4%		20.4%		20.4%		22.1%
Senior Notes	$285.0		$305.0		$325.0		$345.0		$365.0		$385.0		$400.0
Leverage	3.10	x	3.21	x	3.32	x	3.43	x	3.54	x	3.65	x	3.74	x

$22.00 Purchase Price; Equity Contribution: 20.0% Minimum; Leverage: 3.32x

Interest Rate	10.0%	11.0%	12.0%	13.0%
5-Year IRR	16.1%	15.3%	14.5%	13.8%

IRR = 16.1%; Equity Contribution: 20.0% Min

Interest Rate	10.0%		11.0%		12.0%		13.0%
Price	$22.00		$21.72		$21.45		$21.19
Equity %	20.4%		20.3%		20.2%		20.2%
Leverage	3.32	x	3.29	x	3.27	x	3.24	x

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	20

Preliminary LBO Analysis

LBO Summary – 4.0x Leverage @ $26.50

(Figures in millions, except per share data)

Transaction Assumptions
Transaction Date :	12/31/2004

Trading Information
		M
Enterprise Value		Current	@ Deal
Share Price 5/2/2005		$14.50	$26.50
Premium to Market			82.8%
Fully Diluted Shares		20.7	22.0
Equity Market Value		$300.1	$582.8
Plus: Debt, Preferred & MI		278.4	278.4
Less: Cash		(14.3)	(14.3)

Enterprise Value		$564.2	$846.9

Multiple Analysis
2004 EBITDA	FYE 12/31	3.1x	4.7x
2005 E EBITDA		4.6	6.9
2004 P/E		2.8	5.1
2005 E P/E		4.5	8.2

Borrowing Base
Accounts Receivable	12/31/2004	Factor	Br. Base
M	201.8	76.5%	154.4

Total	$201.8		$154.4

Inventory
M	457.6	36.0%	164.7

Total	$457.6		$164.7

Total Borrowing Base			$319.1
Less: Desired Availability			(44.1)

Max Funded Revolver Size			$275.0

Equity Sources
	Equity	Ownership
Management Roll - over	$0.0	5.0%
Other Roll - over Equity	0.0	0.0%
Financial Sponsor	146.3	95.0%

Total Equity	$146.3	100.0%

Sources and Uses of Funds
Sources of Funds	Amount	Rate	Percent
Cash	$14.3		1.6%
Senior Credit Facility	$275.0	L+200	31.1%
Senior Unsecured Notes	450.0	10.00%	50.8%
Equity Sponsor	146.3		16.5%

Total Sources of Funds	$885.6		100.0%
Uses of Funds
Purchase of M Common Equity	$582.8		65.8%
Existing M Current Debt	265.4		30.0%
Existing M Senior Debt	13.0		1.5%
Transaction Costs	8.0		0.9%
Deferred Fees	16.3		1.8%

Total Uses of Funds	$885.6		100.0%

Summary Credit / Leverage Statistics
	2004 PF	2005	2006
EBITDA	$180.7	$123.0	$109.9
Senior Credit Facility	275.0	153.3	117.5
Total Debt	725.0	603.3	567.5
Total Debt / EBITDA	4.0x	4.9x	5.2x
EBITDA / Interest Expense	3.3x	2.3x	2.1x
(EBITDA-Capex) / Interest Expense	3.3x	1.8x	1.5x

Equity Sponsor IRR Calculation
	2007	2008	2009
EBITDA Multiple
5.0x	(149.1%)	(53.5%)	(16.3%)
6.0x	(16.4%)	(6.9%)	3.4%
7.0x	8.8%	9.8%	14.3%

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	21

Preliminary LBO Analysis

LBO Summary – 3.74x Leverage @ $26.50

(Figures in millions, except per share data)

Transaction Assumptions
Transaction Date :	12/31/2004

Trading Information
		M
Enterprise Value		Current		@ Deal
Share Price 5/2/2005		$14.50		$26.50
Premium to Market				82.8%
Fully Diluted Shares		20.7		22.0

Equity Market Value		$300.1		$582.8
Plus: Debt, Preferred & MI		278.4		278.4
Less: Cash		(14.3)		(14.3)

Enterprise Value		$564.2		$846.9
Multiple Analysis
2004 EBITDA	FYE 12/31	3.1	x	4.7	x
2005 E EBITDA		4.6		6.9
2004 P/E		2.8		5.1
2005 E P/E		4.5		8.2

Borrowing Base
Accounts Receivable	12/31/2004	Factor	Br. Base
M	201.8	76.5%	154.4

Total	$201.8		$154.4

Inventory
M	457.6	36.0%	164.7

Total	$457.6		$164.7

Total Borrowing Base			$319.1
Less: Desired Availability			(44.1)

Max Funded Revolver Size			$275.0

Equity Sources
	Equity	Ownership
Management Roll - over	$0.0	5.0%
Other Roll - over Equity	0.0	0.0%
Financial Sponsor	195.1	95.0%

Total Equity	$195.1	100.0%

Sources and Uses of Funds
Sources of Funds	Amount	Rate	Percent
Cash	$14.3		1.6%
Senior Credit Facility	$275.0	L+200	31.1%
Senior Unsecured Notes	400.0	10.00%	45.2%
Equity Sponsor	195.1		22.1%

Total Sources of Funds	$884.4		100.0%
Uses of Funds
Purchase of M Common Equity	$582.8		65.9%
Existing M Current Debt	265.4		30.0%
Existing M Senior Debt	13.0		1.5%
Transaction Costs	8.0		0.9%
Deferred Fees	15.2		1.7%

Total Uses of Funds	$884.4		100.0%

Summary Credit / Leverage Statistics
	2004 PF	2005	2006
EBITDA	$180.7	$123.0	$109.9
Senior Credit Facility	275.0	150.2	111.3
Total Debt	675.0	550.2	511.3
Total Debt / EBITDA	3.7x	4.5x	4.7x
EBITDA / Interest Expense	3.7x	2.5x	2.3x
(EBITDA-Capex) / Interest Expense	3.7x	2.0x	1.7x

Equity Sponsor IRR Calculation
	2007	2008	2009
EBITDA Multiple
5.0x	(41.4%)	(23.5%)	(8.8%)
6.0x	(10.0%)	(3.4%)	3.9%
7.0x	7.9%	8.7%	12.3%

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	22

Preliminary LBO Analysis

LBO Summary – 3.74x Leverage @ $25.56 with 20% equity contribution

(Figures in millions, except per share data)

Transaction Assumptions
Transaction Date :	12/31/2004

Trading Information
		M
Enterprise Value		Current		@ Deal
Share Price 5/2/2005		$14.50		$25.56
Premium to Market				76.3%
Fully Diluted Shares		20.7		21.9

Equity Market Value		$300.1		$559.6
Plus: Debt, Preferred & MI		278.4		278.4
Less: Cash		(14.3)		(14.3)

Enterprise Value		$564.2		$823.7

Multiple Analysis
2004 EBITDA	FYE 12/31	3.1	x	4.6	x
2005 E EBITDA		4.6		6.7
2004 P/E		2.8		4.9
2005 E P/E		4.5		7.9

Borrowing Base
Accounts Receivable	12/31/2004	Factor	Br. Base
M	201.8	76.5%	154.4

Total	$201.8		$154.4

Inventory
M	457.6	36.0%	164.7

Total	$457.6		$164.7

Total Borrowing Base			$319.1
Less: Desired Availability			(44.1)

Max Funded Revolver Size			$275.0

Equity Sources
	Equity	Ownership
Management Roll - over	$0.0	5.0%
Other Roll - over Equity	0.0	0.0%
Financial Sponsor	171.9	95.0%

Total Equity	$171.9	100.0%

Sources and Uses of Funds
Sources of Funds	Amount	Rate	Percent
Cash	$14.3		1.7%
Senior Credit Facility	$275.0	L+200	31.9%
Senior Unsecured Notes	400.0	10.00%	46.4%
Equity Sponsor	171.9		20.0%

Total Sources of Funds	$861.2		100.0%
Uses of Funds
Purchase of M Common Equity	$559.6		65.0%
Existing M Current Debt	265.4		30.8%
Existing M Senior Debt	13.0		1.5%
Transaction Costs	8.0		0.9%
Deferred Fees	15.2		1.8%

Total Uses of Funds	$861.2		100.0%

Summary Credit / Leverage Statistics
	2004 PF	2005		2006
EBITDA	$180.7	$123.0		$109.9
Senior Credit Facility	275.0	150.2		111.3
Total Debt	675.0	550.2		511.3
Total Debt / EBITDA	3.7x	4.5	x	4.7	x
EBITDA / Interest Expense	3.7x	2.5	x	2.3	x
(EBITDA-Capex) / Interest Expense	3.7x	2.0	x	1.7	x

Equity Sponsor IRR Calculation
	2007	2008	2009
EBITDA Multiple
5.0x	(38.9%)	(21.0%)	(6.4%)
6.0x	(6.1%)	(0.3%)	6.5%
7.0x	12.6%	12.2%	15.2%

PRELIMINARY VALUATION ANALYSIS / May 3, 2005	23